UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 18, 2011

GOLD STANDARD MINING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

6399 Wilshire Blvd., Suite 507, Los Angeles, CA 90048
(Address of principal executive offices)

                   (877) 341-3493
(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Events

Due to apparent confusion in the marketplace regarding the management of the registrant, the following constitutes the current officers and directors of the registrant:

Name	Age	Position

Pantelis Zachos	57	CEO, CFO, Secretary, Director

Araik Khachatrian	39	COO

Zurab Chavchavadze	63	Director

Pantelis Zachos.  Mr. Zachos started his career, upon his move to Europe in 1980, as export sales manager at Lortex S.A., a consumer textiles multinational company, with headquarters in Greece and trading activities in Europe and the Middle East.

In 1989, he joined Union Agencies S.A., a multinational import-export company as V.P. in charge of all international trading and their financing activities.

In 1993, he started his own company, Unimex Ltd., which operated as buying representative of major European wholesale and retail companies, for their buying programs, in most countries of south-east Europe. In addition the company provided consulting services, for merchandising and import financing arrangements, to its customers.

In 2000, after having built an extensive network of personal acquaintances and business associates in south-east Europe, he became active advising on investments, in a stabilized emerging region with promising growth potential.

Since 2003 those services have expanded into coordinating the financing and supervising the development and operations of projects that focus on commercializing the use of natural resources, namely renewable forms of energy such as solar and wind and drinking water.

Mr. Zachos formal higher education includes undergraduate work in International Relations and Economics and graduate work in Public and Business Administration at CSU-Long Beach and UCLA.  Mr Zachos has also, through the years, attended numerous conferences and seminars on International Trade and Finance in many European countries and the U.S.

Araik Khachatrian is the Chief Operating Officer of the company since May 6, 2009, and the founder and President of Rosszoloto since its inception in 2007.  In 1999, Mr. Khachatrian founded Zolotoe Runo Co., Ltd., a company engaged in the mining of placer gold in the Zeiskiy district of the Amur region.  In 2006, Zolotoe Runo was renamed Roszoloto Co., Ltd.  In 2007 Khachatrian founded the gold mining companies of Sigulen Co., Ltd. and Yukos Co., Ltd.  In 2008 he founded Rosszoloto Co., Ltd. and merged all four companies into the current Roszoloto.  He is a Graduate of Economics, Moscow University 1995, and a Qualified Mining Engineer.

Zurab Chavchavadze is the current director of the company since May 6, 2009.  He served as head of Votum in 2000, a consulting company which assisted small and medium businesses in development.  Since 2005, he has served as a public activist, official representative to the Russian Crown, has participated in the Russian Nobel movement and serves on its High Monarchy Council.  He is currently a member of the Central Federal Region of the Russian Federation, and Counsel to the Representative of the President of the Russian Federation.  Prior to heading up Votum, Mr. Chavchvadze taught French and literature at the University level, conducted and published studies on education and new way of learning, and was the co-founder and General Director of the Soviet-English cooperative, Rurik.  He is a graduate of Western European Language and Culture, 1969, Tblisi University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011	GOLD STANDARD MINING CORP. By: Pantelis Zachos /s/ Pantelis Zachos Pantelis Zachos, Chief Executive Office

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